EXHIBIT 21.1

                   SUBSIDIARIES OF CHEVRON CORPORATION*

Name of Subsidiary                              State or Country
(Reported by Principal Area of Operation)       in Which Organized
-----------------------------------------       ------------------

UNITED STATES
Chevron U.S.A. Inc.                             Pennsylvania
  Principal Divisions:
    Chevron U.S.A. Production Company
    Chevron U.S.A. Products Company
    Warren Petroleum Company
Chevron Capital U.S.A. Inc.                     Delaware
Chevron Chemical Company                        Delaware
Chevron Investment Management Company           Delaware
Chevron Land and Development Company            Delaware
Chevron Oil Finance Company                     Delaware
Chevron Pipe Line Company                       Delaware
Huntington Beach Company                        California
The Pittsburg & Midway Coal Mining Co.          Missouri

INTERNATIONAL
Bermaco Insurance Company Limited               Bermuda
Cabinda Gulf Oil Company Limited                Bermuda
Chevron Asiatic Limited                         Delaware
Chevron Canada Limited                          Canada
Chevron Canada Enterprises Limited              Canada
Chevron Canada Resources                        Canada
Chevron International Limited                   Liberia
Chevron International Oil Company, Inc.         Delaware
Chevron Nigeria Limited                         Nigeria
Chevron Niugini Pty. Limited                    Papua New Guinea
Chevron Overseas Petroleum Inc.                 Delaware
Chevron Standard Limited                        Delaware
Chevron U.K. Limited                            United Kingdom
Chevron Transport Corporation                   Liberia
Gulf Oil (Great Britain) Limited                United Kingdom
Insco Limited                                   Bermuda
Transocean Chevron Company                      Delaware

 *All of the subsidiaries in the above list are wholly owned, either directly or indirectly, by Chevron Corporation. Certain subsidiaries are not listed since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary at December 31, 1994.


                                   EX-2